Exhibit 99.1

December 15, 2015

Dear Limited Partner in Rancon Realty Fund IV:

The purpose of this letter is to provide investors with the following:

•	unaudited financials for the three months ended September 30, 2015
•	an update on the status of the partnership

This letter includes financial information for the quarter ended September 30, 2015. For more information about Rancon IV’s results of operations and its financial position as of that date, you may refer to the Form 10-Q filed with the SEC (online at www.sec.gov).

Update on the Partnership Status

As of September 30, 2015, Rancon IV still owned two properties:

Property Type Occupancy

Promotional Retail Center I Three retail buildings 100%

Promotional Retail Center II One retail building 0%

As of the end of the third quarter, the Promotional Retail Center II was unoccupied, however a lease with a fitness company had been signed and a build out of the space is underway. We expect the building to be fully occupied during the first quarter of 2016.

One of the three retail buildings in Promotional Retail Center I was sold earlier this year. The second building, presently occupied by La-Z-Boy, was sold on December 8, 2015. We anticipate that the third building, as well as any additional remaining partnership assets including the Promotional Retail Center II property, will be transferred into a liquidating trust and future distributions will be made in 2016 after the remaining properties are sold.

As we have stated previously – as a Limited Partner, you do not have to take any action for the Plan of Liquidation to be completed.

If you have any questions, please feel free to contact Rancon Investor Services at 888.909.7774 and we will be happy to help you.

Sincerely,

Dan Stephenson	Jeff Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under Item 1A of Part I in the Fund’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Fund nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.

261 Boeing Court

Livermore, California 94551

Toll-free 888.909.7774 Fax 925.371.0167

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except units outstanding)

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Investments in real estate:
Rental properties	$-	$8,623
Accumulated depreciation	-	(3,724)
Total investments in real estate	-	4,899

Cash and cash equivalents	2,366	3,468
Accounts receivable, net	757	68
Deferred costs, net of accumulated amortization of $397 as of
December 31, 2014	-	356
Prepaid expenses and other assets	-	214
Assets held for sale	4,379	33,580
Total assets	$7,502	$42,585

Liabilities and Partners’ Equity (Deficit)
Liabilities:
Note payable and line of credit	$-	$28,153
Accounts payable and other liabilities	169	295
Deferred gain on disposition of assets	740	-
Prepaid rent	-	27
Liaiblities related to assets held for sale	583	350
Total liabilities	1,492	28,825

Commitments and contingent liabilities (Note 7)

Partners’ Equity (Deficit):
General Partner	60	(909)
Limited partners, 65,819 limited partnership units outstanding
as of September 30, 2015 and December 31, 2014	5,950	14,669

Total partners’ equity	6,010	13,760

Total liabilities and partners’ equity	$7,502	$42,585

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Operations

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Operating revenue
Rental revenue and other	$145	$145	$382	$428
Tenant reimbursements	11	16	65	77
Total operating revenue	156	161	447	505

Operating expenses
Property operating expenses	65	105	256	346
Depreciation and amortization	19	56	123	175
General and administrative	252	198	740	811
Total operating expenses	336	359	1,119	1,332

Operating loss	(180)	(198)	(672)	(827)

Interest and other income	-	-	1	-
Gain on sale of assets	-	-	2,018	-
Interest expense (including amortization of loan fees)	-	(179)	(46)	(541)

(Loss) income from continuing operations	(180)	(377)	1,301	(1,368)
Loss on extinguishment of debt	-	-	(1,096)	-
Gains on sales of assets	-	-	16,762	-
Income (loss) from discontinued operations	96	(266)	283	(218)
Total (loss) income from discontinued operations	96	(266)	15,949	(218)

Net (loss) income	$(84)	$(643)	$17,250	$(1,586)

Basic and diluted net (loss) income from continuing operations per limited partnership unit	$(6.79)	$(5.68)	$14.23	$(20.57)
Basic and diluted net (loss) income per limited partnership unit	$(5.48)	$(9.68)	$243.56	$(23.85)

Weighted average number of limited partnership units outstanding	65,819	65,819	65,819	65,819

Rancon Realty Fund IV

261 Boeing Court

Livermore, CA 94551

Address Service Requested